UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 05, 2025

SPORTSMAN'S WAREHOUSE HOLDINGS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36401	39-1975614
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1475 West 9000 South Suite A
West Jordan, Utah		84088
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 801 566-6681

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	SPWH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Steven R. Becker as a Director

On September 5, 2025, Steven R. Becker notified Sportsman’s Warehouse Holdings, Inc., a Delaware corporation (the “Company”), of his voluntarily resignation from the Board of Directors (the “Board”) of the Company, effective immediately. Prior to his resignation, Mr. Becker served as a member of the Board, as Chairperson of the Compensation Committee of the Board and as a member of the Nominating and Governance Committee of the Board. Mr. Becker’s resignation was not the result of any disagreement with the Company or the Company’s management regarding operations, policies or practices.

Appointment of Michael Tucci as a Director

On September 11, 2025, the Board appointed Michael Tucci to serve on the Board as an independent director, effective immediately, to fill the vacancy created by Mr. Becker’s resignation, and to serve until the Company’s 2026 annual meeting of stockholders and until his successor is duly elected and qualified. The Board also appointed Mr. Tucci to serve as Chairperson of the Compensation Committee and member of the Nominating and Governance Committee of the Board.

Mr. Tucci, 64, has served as the Founder and Managing Partner of Rebel Capital, LLC, an early-stage advisory and investing company within the consumer and related technology support sectors, since 2016. From November 2013 to September 2015, Mr. Tucci served as Chief Executive Officer and as a member of the board of directors of Rag & Bone, a fashion brand retailer and private company. From February 2003 to August 2013, Mr. Tucci served as President, North American Group of Coach, Inc., a leading American marketer of fine accessories and gifts for women and men. Prior to joining Coach, Mr. Tucci held senior executive positions at The Gap, Inc. and Macy’s, Inc. Mr. Tucci earned a BA in English from Trinity College.

In connection with his service as a director, Mr. Tucci will receive the Company’s standard non-employee director cash and equity compensation under its Non-Employee Directors’ Compensation Policy, which is filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended July 29, 2023, as filed with the Securities and Exchange Commission (the “SEC”) on September 7, 2023. Pursuant to the Non-Employee Directors’ Compensation Policy, the Board approved a pro-rated annual grant to be made to Mr. Tucci on September 11, 2025 of restricted stock units with a fair market value equal to $70,958.

Mr. Tucci also entered into an indemnification agreement with the Company in the form previously approved by the Board and filed with the SEC as Exhibit 10.2 to the Company’s Current Report on Form 8-K (File No. 001-36401) on April 8, 2019.

There are no arrangements or understandings between Mr. Tucci and any other persons pursuant to which he was appointed as a member of the Board. There are also no family relationships between Mr. Tucci and any director or executive officer of the Company and Mr. Tucci has no direct or indirect material interest in any related party transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure.

On September 11, 2025, the Company issued a press release announcing the appointment of Mr. Tucci to the Board, a copy of which is furnished hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01 and the related information in Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section and shall not be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1.

Press Release, dated September 11, 2025

Exhibit 104.

Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPORTSMAN’S WAREHOUSE HOLDINGS, INC.

Date:	September 11, 2025	By:	/s/ Jennifer Fall Jung
		Name: Title:	Jennifer Fall Jung Secretary and Chief Financial Officer